Exhibit 99.1

FOR THE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS OF
I-AM CAPITAL ACQUISITION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints F. Jacob Cherian and Suhel Kanuga (together, the “Proxies”) and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of an Annual Meeting of Stockholders of I-AM Capital Acquisition Company (the “Company”) to be held on _________, 2018 at 10:00 a.m., Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed below)

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 4, 5 AND 6 AND “FOR” THE RE-ELECTION OF THE FOUR CURRENT
DIRECTORS AND THE ELECTION OF THE DIRECTOR NOMINEE STANDING FOR ELECTION UNDER PROPOSAL 3.

(1)	The Business Combination Proposal - To approve the subscription agreement, dated May 3, 2018, by and between the Company and Smaaash Entertainment Private Limited, a company incorporated in the Republic of India (“Smaaash”) and the other parties thereto, as amended (the “Subscription Agreement”), the master license and distribution agreement, by and between I-AM Capital and Smaaash (the “Master Distribution Agreement”), the master franchise agreement, by and between I-AM Capital and Smaaash (the “Master Franchise Agreement”), the Shareholders’ Agreement and the transactions contemplated by such agreements; copies of the Subscription Agreement, the Master Distribution Agreement, the Master Franchise Agreement and the Shareholders’ Agreement are attached to the accompanying proxy statement/prospectus as Annex A, Annex B, Annex C and Annex D, respectively;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Certificate Amendment Proposal - To approve an amendment and restatement of the Company’s second amended and restated certificate of incorporation, to (i) change the Company’s name from “I-AM Capital Acquisition Company” to “Smaaash Entertainment Inc.” and (ii) change certain provisions related to the Company’s transition from a blank check company to an operating company, as reflected in the proposed third amended and restated certificate of incorporation, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Director Election Proposal - To approve the reelection of the four (4) current directors named and the election of a new director nominee in the classes set forth below:	FOR	WITHHOLD

Donald R. Caldwell	Class I	☐	☐
Roman Franklin	Class I	☐	☐
Frank Leavy	Class I	☐	☐
Edward Leonard Jaroski	Class I	☐	☐
Shripal Morakhia	Class II	☐	☐

(4)	The Incentive Plan Proposal - To approve the adoption of the I-AM Capital 2018 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex F;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The Auditor Ratification Proposal - To approve the ratification of the appointment of Prager Metis CPAs, LLC as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2019; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Adjournment Proposal - To approve adjournment of the special meeting to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve one or more proposals presented at the special meeting or that one or more closing conditions under the Subscription Agreement will not be satisfied.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:_____________________, 2018

Signature

Signature (if held jointly)
When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST proposal 2, the Certificate Amendment Proposal, but will have no effect on any other proposal. The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the stockholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1, 2, 3, 4, 5 and 6 (as applicable). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.

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